UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Micro Therapeutics, Inc.

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MICRO THERAPEUTICS, INC.

2 Goodyear

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2003

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

The 2003 annual meeting of stockholders of Micro Therapeutics, Inc. (the “Company”), will be held at 2 Goodyear, Irvine, California 92618 on May 22, 2003, at 10:00 a.m., for the following purposes as more fully described in the accompanying proxy statement:

(1)	To elect the following eight nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

James Corbett	Paul Buckman
Richard Emmitt	Richard D. Randall
Dale A. Spencer	George Wallace
Elizabeth Weatherman	Thomas C. Wilder, III

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 18, 2003 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Thomas C. Wilder, III

Chief Executive Officer and President

Irvine, California

April 28, 2003

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

MICRO THERAPEUTICS, INC.

2 Goodyear

Irvine, California 92618

PROXY STATEMENT

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the “Company”), for use at its 2003 annual meeting of stockholders to be held on May 22, 2003, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 30, 2003. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the nominees for election of directors named in this proxy statement, and “for” the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

VOTING SECURITIES

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on the record date, April 18, 2003, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 34,841,169 shares of common stock outstanding. The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

Proposal 1 — Election of the director nominees named in this proxy statement — The eight (8) candidates receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal 2 — Ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors – To be ratified, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Bylaws, as amended, authorize a total of eight directors. Currently, there are eight members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the eight nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

The names and certain information concerning the eight nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

The director nominees of the Company are as follows:

Name	Age	Position
James Corbett	46	Chairman of the Board of Directors
Paul Buckman	47	Director
Richard Emmitt	58	Director
Dale A. Spencer	57	Director
Richard D. Randall	51	Director
George Wallace	44	Director
Elizabeth Weatherman	43	Director
Thomas C. Wilder, III	39	President, Chief Executive Officer and Director nominee

Mr. Corbett became the Chairman of the Board of Directors of the Company in January 2002. He served as the Company’s President from April 2002 until September 2002 and as its Chief Executive Officer from April 2002 until October 2002. Since January 2002, he has served as President of ev3 International, Inc., the distributor of the Company’s products in Europe and other parts of the world, and Executive Vice President of ev3 Inc., the parent company of ev3 International, Inc. From February 2001 to January 2002, he worked as an independent medical device consultant. From January 1999 to February 2001, Mr. Corbett was President and Chief Executive Officer of Home Diagnostics, Inc., a medical device company. From 1992 to November 1998, he held a number of senior management positions with SciMed Life Systems, Inc. and subsequently, Boston Scientific, including president of Boston Scientific’s international operations. Mr. Corbett currently serves on the board of directors of ev3 Inc., Alsius Corporation, Inc. and TherOx, Inc., all privately held companies. Mr. Corbett holds a B.S. in Business Administration from Kansas University.

Mr. Buckman has been a director of the Company since July 2001. Since April 2001, Mr. Buckman has been the President and Chief Executive Officer of ev3 Inc., the parent company of the distributor of the Company’s products in Europe and other parts of the world. Prior to this, Mr. Buckman was the President of SciMed Life Systems from January 2000 until April 2001. From 1992 until 2000, Mr. Buckman served SciMed Life Systems in various capacities, including as Vice President of Sales, Marketing and New Business Development and Vice President of International Marketing. He is also a director of ev3 Inc., a privately held Company.

Mr. Emmitt has been a director of the Company since July 2001. He has been a Managing Director of the Vertical Group, Inc., an investment management and venture capital firm focused on the medical device industry, since 1989. He currently serves on the board of directors of American Medical Systems Holdings, Inc. and Wright Medical Group, Inc., publicly held companies. He is a director of BioSET, Inc., Incumed, Inc, SURx, Inc., Velocimed, Inc., Tepha, Inc. and ev3 Inc., the parent company of the distributor of the Company’s products in Europe and other parts of the world, all privately held companies. He served as a director of Xomed Surgical Products, Inc. from April 1994 to November 1999.

Mr. Spencer has been a director of the Company since May 31, 2001. He is also chairman of the board of directors of ev3 Inc., and a director of ev3 International, Inc., and serves on the boards of several development stage medical device companies. From 1995 until 1999, Mr. Spencer was a member of the board of directors of Boston Scientific Corporation. Prior to this, from 1982 until 1995, Mr. Spencer was the Chairman of the Board and Chief Executive Officer of SciMed Life Systems.

Mr. Randall has been a director of the Company since July 2002. Mr. Randall has been the president and chief executive officer of TranS1, Inc., a developer of minimally invasive devices used to treat lower back pain, since June 2002. From June 2000 to June 2002, Mr. Randall served as President and Chief Executive Officer of Incumed, Inc., and was President, Chief Executive Officer and a director of Innovasive Devices, Inc. from January 1994 to February 2000. Mr. Randall served as President and Chief Executive Officer of Conceptus, Inc. from December 1992 to July 1993 and Chief Financial Officer from December 1992 to January 1995. Mr. Randall served as President and Chief Executive Officer of Target Therapeutics, Inc. from June 1989 to May 1993 and was a director of Target Therapeutics from June 1989 to April 1997. Prior to joining Target Therapeutics, Mr. Randall served in various capacities with Trimedyne, Inc., Baxter Healthcare and the U.S.C.I. Division of C.R. Bard, Inc. Mr. Randall currently also serves as a director of Conceptus, Inc. and Endocardial Solutions, Inc., both publicly held companies. Mr. Randall holds a B.A. in Biology and Science Education from State University College of New York at Buffalo.

Mr. Wallace is a founder of the Company and served as Chief Executive Officer, President and a director from the Company’s formation in June 1993, until December 2000. He served as the Chairman of the Board of Directors from December 2000 until January 2002. Mr. Wallace has served as President and Chief Executive Officer of Sub-Q, Inc., a developer of vascular and biopsy closure devices, since January 2001. From 1989 to 1993, Mr. Wallace was with Applied Medical Resources, holding a number of positions, including General Manager of its Applied Vascular and Applied Urology Divisions. Applied Medical Resources is a manufacturer of specialty surgical products used in general, vascular and urologic surgery. From 1986 to 1989, Mr. Wallace was Vice President of Marketing and Sales for Vaser, Inc., a laser angioplasty company with peripheral and coronary laser angioplasty systems. From 1980 to 1986, Mr. Wallace held various positions in sales, sales management, marketing and marketing management at Edwards Laboratories, a division of American Hospital Supply and later Baxter International. Mr. Wallace is a director of Sub-Q, Inc., Axiamed, Inc., Trans 1, Inc. and CardioVention, Inc., all privately held companies. Mr. Wallace holds a B.S. in Marketing from Arizona State University.

Ms. Weatherman has been a director of the Company since July 2001. She is a Managing Director of Warburg Pincus LLC where she has been a member of the health care group since 1988. She is responsible for Warburg Pincus’ medical device investment activities. Ms. Weatherman currently serves on the board of directors of American Medical Systems Holdings, Inc., Kyphon Inc. and Wright Medical Group, Inc., publicly held companies, as well as of ev3 Inc., the parent company of the distributor of the Company’s products in Europe and other parts of the world, Bacchus Vascular, Inc., SpineCore, Inc., SURx, Inc. and Velocimed, Inc., all privately-held companies.

Mr. Wilder joined the Company in September 2002 as President, and became Chief Executive Officer in October 2002. From 1991 until 2002, he served at Medtronic, Inc., a medical device company, most recently as vice president and general manager of its endovascular stent grafts division from 2001 until 2002. From 1991 until 2000 while at Medtronic, he held a variety of finance, business development and operations positions at U.S. and international locations, including Hong Kong, Belgium and The Netherlands. He earned a bachelor’s degree in economics from Stanford University and a master’s degree in management from Northwestern University’s J.L. Kellogg Graduate School of Management.

BOARD MEETINGS AND ATTENDANCE

The Board of Directors of the Company held fifteen (15) meetings during the fiscal year ended December 31, 2002. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served, held during the period they were a member of the Board. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Compensation Committee, and a Special Independent Committee.

Audit Committee. The Audit Committee is comprised of four (4) directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Kim Blickenstaff, Richard Emmitt, Richard D. Randall and Dale Spencer. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee held seven (7) meetings during the fiscal year ended December 31, 2002.

Compensation Committee. The Compensation Committee is comprised of three (3) directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are Paul Buckman, George Wallace and Elizabeth Weatherman. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company’s executive officers. The Compensation Committee held ten (10) meetings during the fiscal year ended December 31, 2002.

Special Independent Committee. The Special Independent Committee is comprised of George Wallace, Richard D. Randall and Kim Blickenstaff, none of whom are officers of the Company or affiliates of (1) Micro Investment, the Company’s majority stockholder, (2) ev3 International, Inc., the distributor of the Company’s products in Europe and other parts of the world, or (3) ev3 Inc., the parent company of ev3 International. The Special Independent Committee reviews and analyzes contracts and arrangements between or among the Company and Micro Investment, ev3 International and ev3. The Special Independent Committee held five (5) meetings during the fiscal year ended December 31, 2002.

The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors.

OTHER EXECUTIVE OFFICERS

The other current executive officers of the Company are as follows:

Mr. Harold Hurwitz, 51, joined the Company in December 1997 as Chief Financial Officer. From May 1997 until joining the Company, Mr. Hurwitz was Chief Financial Officer of Opal Concepts, Inc., a privately held company in the haircare industry. From February 1997 through April 1997, Mr. Hurwitz was a partner with Scott,

Bankhead & Co., a certified public accounting firm. From September 1974 to October 1996, Mr. Hurwitz was an employee and partner with Coopers & Lybrand L.L.P., a certified public accounting firm. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

Mr. Earl Slee, 43, joined the Company in April 1998 as Vice President Research and Development. In October 2002, he also became a Managing Director of Dendron GmbH, a wholly-owned subsidiary of the Company. From August 1995 until 1998, Mr. Slee was Vice President Research and Development with Aequitron Medical, Inc., a manufacturer of portable respiratory care devices. From June 1992 until August 1995, Mr. Slee was Director of Engineering with Instromedix, a manufacturer of portable EKG monitors. From 1978 to 1992, Mr. Slee held various engineering and management positions with Pfizer, Welch Allyn and Hughes Aircraft Co. Mr. Slee holds an M.B.A. from the Tuck School of Business, Dartmouth College, an MSEE from San Diego State University, and a B.A. in Physics from the University of California, San Diego.

Dr. Hermann Monstadt, 42, joined the Company in October 2002 as a Managing Director, Dendron, GmbH, a wholly-owned subsidiary of the Company. From October 1999 until Dendron’s acquisition by the Company in October 2002, Dr. Monstadt served as a Managing Director of Dendron. From June 1998 until June 2000, Dr. Monstadt was a Managing Director of EFMT GmbH, a privately held research and development center for minimally invasive products, where he was in charge of product development and production. He first joined EFMT in 1992 as the head of the department of engineering and material science. From November 1998 until March 1992, Dr. Monstadt served as a scientific assistant at the Institut of Material Science, Ruhr-Universitat Bochum. Dr. Monstadt holds a degree in Mechanical Engineering and a Ph.D. in Material Science from the University of Bochum.

Mr. Thomas Fogarty, 44, joined the Company in October 2002 as Vice-President, Sales and Marketing. From June 1997 to February 2001, he served as Vice-President, U.S. Sales and Global Marketing for the Vascular Systems Division of Edwards Lifesciences. From May 2001 until June 2002, Mr. Fogarty provided business consulting services for several cardiovascular and interventional cardiology companies. He has also held senior level sales and marketing positions with Baxter Healthcare and Medtronic, Inc. Mr. Fogarty holds a B.S. degree in business management from California Polytechnic University, Pomona and an M.B.A. from Pepperdine University.

Ms. Amy Walters, 35, joined the Company in December 2002 as Vice President, Quality Assurance, Regulatory Affairs, & Clinical Affairs. From July 1999 until December 2002, Ms. Walters served as Director, Clinical and Regulatory Affairs for Biosense Webster, Inc., a Johnson & Johnson company. From January 1996 until July 1999, she was employed with Smith & Nephew, Inc., Endoscopy Division, where from 1997 though July 1999 she served as Group Manager, Regulatory Affairs, Clinical Affairs and Quality Assurance. Ms. Walters holds a B.A. in history and science from Harvard University.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation earned during the three fiscal years ended December 31, 2000, 2001 and 2002 by the Company’s Chief Executive Officer in 2002 and the four other most highly compensated executive officers whose total salary and bonus during 2002 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long Term Compensation	All Other Comp. ($)(1)
					Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)
Thomas C. Wilder, III(2)	2002	81,948		74,226	250,000	2,584	(3)
President and Chief Executive	2001	—		—	—	—
Officer	2000	—		—	—	—

James Corbett(4)	2002	97,516		—	76,000	114,459	(5)
Chairman of the Board of Directors,	2001	—		—	—	—
former Chief Executive	2000	—		—	—	—
Officer and former President

Harold Hurwitz	2002	178,500		24,098	—	—
Chief Financial Officer	2001	178,827		24,990	30,000	—
	2000	162,100		28,000	40,000	—

William McLain	2002	164,432		15,338	—	—
Former Vice President — Operations	2001	168,308		26,040	30,000	—
	2000	153,500		25,000	40,000	—

Earl Slee	2002	183,750		34,543	75,000	—
Vice President — Research and	2001	184,086		31,237	30,000	—
Development	2000	167,601		27,000	42,000	—

Brett Wall(7)	2002	157,471		21,703	20,000	—
Vice President — Marketing	2001	155,258	(8)	25,500	52,250	—
	2000	38,000		12,531	50,000	—

John Rush(9)	2002	94,036		0	—	—
	2001	220,000		66,000	50,000	19,241	(10)
	2000	118,100		53,000	300,000	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer’s salary and bonus.

(2)	Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002. Mr. Wilder shall receive a base salary of $250,000 per year, and received a one time signing bonus of $50,000, as more fully described below in the section titled “Employment and Severance Agreements.”

(3)	Reflects amounts paid for relocation costs.

(4)	Mr. Corbett was named as the Company’s Chief Executive Officer and President on April 23, 2002, and served as President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett continued as the Company’s Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. He did not receive any compensation in his capacity as Chief Executive Officer and President, but received $150,000, on an annualized basis, as compensation in his capacity as active Chairman of the Board of Directors through December 13, 2002. He currently receives no compensation for his services as Chairman of the Board of Directors.

(5)	Reflects amounts paid for relocation costs.

(6)	Mr. McLain resigned as Vice President – Operations, on October 31, 2002.

(7)	Mr. Wall was hired on September 18, 2000 and promoted to Vice President – Marketing on April 1, 2001.

(8)	Includes $10,258 in additional compensation as reimbursement for relocation expenses.

(9)	Mr. Rush was hired on May 10, 2000 as the Executive Vice President of Marketing and Sales, was promoted to Chief Operating Officer on November 6, 2000, and became Chief Executive Officer and President on December 13, 2000. He resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(10)	Reflects $19,241 for rent related to a corporate apartment for use by Mr. Rush near the Company’s offices in Irvine, California.

OPTION MATTERS

Option Grants. The following table sets forth certain information concerning grants of options to each of the Company’s Named Executive Officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2002.

Option Grants in Last Fiscal Year

(Individual Grants)

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($/Share)	Expiration Date
Thomas Wilder (2)	250,000	16.55%	2.02	8/30/2012
James Corbett (3)	76,000	5.03%	6.50	1/2/2012
Harold Hurwitz	—	—	—	—
William McLain (4)	—	—	—	—
Earl Slee	75,000	4.97%	2.25	10/24/2012
Brett Wall	20,000	1.32%	2.31	12/5/2012
John Rush (5)	—	—	—	—

(1)	Options to purchase an aggregate of 1,510,428 shares of common stock were granted to employees, including the Named Executive Officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2002.

(2)	Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

(3)	Mr. Corbett was named as the Company’s Chief Executive Officer and President on April 23, 2002, and served as President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett continued as the Company’s Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, at an exercise price of $6.30 per share and an additional 50,000 shares in January 2002 at an exercise price of $7.00 per share. 25% of each option will vest following one year from the date of grant, and the remainder will vest at a rate of 2.083% per month until fully vested. Mr. Corbett was granted an additional option to purchase 10,000 shares in June 2002 at an exercise price of $4.35 per share pursuant to his election as President and Chief Executive Officer. This option will vest in twelve equal monthly installments and be fully vested in June 2003.

(4)	Mr. McLain resigned as Vice President—Operations, October 31, 2002.

(5)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

Aggregate Option Exercises in Last Fiscal Year.    The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company’s common stock ($2.15 per share).

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas Wilder (1)	—	250,000	—	32,500
James Corbett (2)	21,500	54,500	—	—
Harold Hurwitz	125,995	22,130	—	—
William McLain (3)	95,105	22,095	—	—
Earl Slee	150,625	94,500	—	—
Brett Wall	82,874	39,376	—	—
John Rush (4)	350,000	—	—	—

(1)	Mr. Wilder was named as the Company’s President on September 3, 2002 and became its Chief Executive Officer on October 31, 2002. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

(2)	Mr. Corbett was named as the Company’s Chief Executive Officer and President on April 23, 2002, and served as President until September 3, 2002, when Mr. Wilder was named as the Company’s President. Mr. Corbett continued as the Company’s Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, at an exercise price of $6.30 per share and an additional 50,000 shares in January 2002 at an exercise price of $7.00 per share. 25% of each option will vest following one year from the date of grant, and the remainder will vest at a rate of 2.083% per month until fully vested. Mr. Corbett was granted an additional option to purchase 10,000 shares in June 2002 at an exercise price of $4.35 per share pursuant to his election as President and Chief Executive Officer. This option will vest in twelve equal monthly installments and be fully vested in June 2003.

(3)	Mr. McLain resigned as Vice President—Operations, on October 31, 2002.

(4)	Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company has entered into a separation agreement with John Rush, who resigned as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors on April 23, 2002. Under the terms of the separation agreement, Mr. Rush will provide consulting services to the Company and continued to receive his base salary for a period of one year ending April 23, 2003, and he will continue to make himself available to the Company to provide certain services at the Company’s request until July 26, 2003.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-President and Chief Executive Officer, who also is Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company, and owner of a 1.2% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreement with ev3 Inc. provided that in the event that Mr. Corbett were to cease to serve as the Company’s Chief Executive Officer prior to May 31, 2003, the Company would be reimbursed for a pro rata portion of relocation expenses previously paid by the Company based on the fraction of the year ending May 31, 2003 that Mr. Corbett would not have served as the Company’s Chief Executive Officer. The Company’s expenses incurred in connection with the relocation of Mr. Corbett were $114,459. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company on July 10, 2002, and collateralized by the residence. The loan was repaid to the Company from the proceeds of the sale of the residence in October 2002. Mr. Corbett resigned as President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett continued as the Company’s Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

On September 3, 2002, the Company entered into an employment agreement with Thomas Wilder, who was named as the Company’s President on September 3, 2002 and who became its Chief Executive Officer on October 31, 2002. Pursuant to the terms of the agreement, Mr. Wilder shall receive a base salary of $250,000 per year, as well as a bonus of up to 40% of his base salary, based upon performance relative to goals set for the Company and for Mr. Wilder. Pursuant to the terms of the agreement, Mr. Wilder also received a one time signing bonus of $50,000, and is entitled to reimbursement for reasonable costs, to a maximum of $100,000, related to his relocation. Both the signing bonus and the relocation expense reimbursement are subject to repayment to the Company if Mr. Wilder’s employment ceases due to termination or resignation within one year following the start of his employment. Additionally, Mr. Wilder will be entitled to six months salary as severance if his employment is terminated by the Company other than for cause or pursuant to a layoff. Mr. Wilder was granted an option to purchase 250,000 shares of common stock at an exercise price of $2.02 per share on September 2, 2002. 25% of the option will vest on September 2, 2003, and the remainder will vest at a rate of 2.083% per month until fully vested.

The Company has entered into a separation and consulting agreement with William McLain, who resigned as the Company’s Vice President—Operations on October 31, 2002. Under the terms of the separation and consulting agreement, Mr. McLain will provide consulting services to the Company and continue to receive his base salary for a period of one year, and he will continue to make himself available to the Company to provide certain services at the Company’s request until October 31, 2003.

DIRECTORS’ FEES

George Wallace, Richard D. Randall and Kim Blickenstaff, who are non-employee directors and are members of the special committee of the Board of Directors, are compensated in the amount of $2,000 per month for their services. Members of the Board of Directors who are employees of the Company or who are affiliates of Micro Investment do not receive cash compensation for their services on the Board of Directors, except that James Corbett received $150,000, on an annualized basis, as compensation in his capacity as President, Chief Executive Officer and active Chairman of the Board of Directors through December 31, 2002. Mr. Corbett currently receives no compensation for his services as Chairman of the Board of Directors. All directors are reimbursed for certain expenses incurred for meetings of the Board of Directors and committees of the Board of Directors that they attend. At the discretion of the Board of Directors, each non-employee director will be granted options under the Company’s 1996 Stock Incentive Plan. Currently, each non-employee director receives an initial grant of an option to purchase 16,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of an option to purchase 4,000 shares upon each reelection, vesting 25% immediately and the remaining 75% over the following three years. In fiscal year 2002, Mr. Corbett was granted an option to purchase 16,000 shares pursuant to his election as Chairman of the Board of Directors in January 2002, and an additional 50,000 shares in January 2002 at the discretion of the Board of Directors. Mr. Corbett was granted an additional option to purchase 10,000 shares in June 2002 pursuant to his election as President and Chief Executive Officer. Mr. Buckman, Mr. Emmitt, Mr. Spencer, Mr. Corbett, Mr. Wallace, Mr. Blickenstaff and Ms. Weatherman were each granted an option to purchase 4,000 shares pursuant to their reelection to the Board of Directors in May 2002. Richard Randall was granted an option to purchase 16,000 shares pursuant to his election to the Board of Directors in July 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2002, except that Harold Hurwitz and Earl Slee each missed timely filing of a Form 4 with respect to the purchase of common stock on December 31, 2002. These purchases were both reported on Form 4 in January 2003.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Set forth below is certain information as of April 7, 2003 regarding the beneficial ownership of the Company’s common stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Micro Investment, LLC(3)	24,205,588	69.47%
Warburg, Pincus Equity Partners, L.P(4)	21,904,921	62.87%
Vertical Fund I, L.P.(5) Vertical Fund II, L.P.	2,300,667	6.60%
Kim Blickenstaff(6)	104,007	*
Paul Buckman(7)	20,000	*
James Corbett(8)	50,500	*
Richard B. Emmitt(9)	2,310,667	6.63%
Harold Hurwitz(10)	145,370	*
William McLain(11)	144,806	*
Richard D. Randall(12)	20,667	*
John Rush(13)	356,977	1.01%
Earl Slee(14)	171,054	*
Dale A. Spencer(15)	14,000	*
Brett Wall(16)	92,121	*
George Wallace(17)	480,374	1.37%
Elizabeth H. Weatherman(18)	21,914,921	62.89%
Thomas Wilder	0	*
All executive officers and directors as a group (12 persons)(19)	25,468,487	71.44%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 7, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 34,841,169 shares of common stock of the Company were outstanding as of April 7, 2003.

(3)	Shares owned directly by Micro Investment, LLC. Based on information set forth in a Schedule 13D/A, filed with the Securities and Exchange Commission on February 21, 2003. The address of Micro Investment, LLC, is 466 Lexington Avenue, New York, NY 10017.

(4)	Based on information set forth in a Schedule 13D/A, filed with the Securities and Exchange Commission on February 21, 2003. Warburg, Pincus Equity Partners, L.P., including three affiliated partnerships, owns an 86.1% membership interest in Micro Investment, and, as managing member, has voting and investment power over certain shares not directly attributable to Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. may be deemed to be a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 21,904,921 shares. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Equity Partners, L.P. Warburg, Pincus Equity Partners, L.P. is managed by Warburg Pincus LLC. The address of Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co. and Warburg Pincus LLC is 466 Lexington Avenue, New York, New York 10017.

(5)	Based on information set forth in a Schedule 13D/A, filed with the Securities and Exchange Commission on February 21, 2003. Vertical Fund I, L.P. and Vertical Fund II, L.P. own an aggregate 9.6% membership interest in Micro Investment and may be deemed to be a beneficial owner of 2,300,667 shares. The Vertical Group, L.P. is the sole general partner of Vertical Fund I, L.P and Vertical Fund II, L.P. The address of The Vertical Group, Vertical Fund I, L.P and Vertical Fund II, L.P. is 25 Deforest Avenue, Summit, New Jersey 07901.

(6)	Includes 22,000 shares subject to options held by Mr. Blickenstaff exercisable within 60 days of April 7, 2003.

(7)	Mr. Buckman owns a 0.9% membership interest in Micro Investment but does not have voting or investment power over any shares. Includes 10,000 shares subject to options exercisable within 60 days of April 7, 2003.

(8)	Mr. Corbett owns a 1.2% membership interest in Micro Investment but does not have voting or investment power over any shares. Includes 43,000 shares subject to options exercisable within 60 days of April 7, 2003.

(9)	Represents shares that may be deemed to be beneficially owned by Vertical Fund I, L.P. and Vertical Fund II, L.P. Mr. Emmitt is a general partner of The Vertical Group, L.P. All shares indicated as owned by Mr. Emmitt (except for the 10,000 shares subject to options) are included because of his affiliation with Vertical Fund I, L.P., Vertical Fund II, L.P. and The Vertical Group, L.P. Mr. Emmitt disclaims beneficial ownership of all shares owned by Vertical Fund I, L.P., Vertical Fund II, L.P. and The Vertical Group, L.P., except to the extent of any indirect pecuniary interest therein. Includes 10,000 shares subject to options exercisable within 60 days of April 7, 2003.

(10)	Includes 130,780 shares subject to options held by Mr. Hurwitz exercisable within 60 days of April 7, 2003.

(11)	Includes 100,895 shares subject to options held by Mr. McLain exercisable within 60 days of April 7, 2003. Mr. McLain resigned as the Company’s Vice-President — Operations on October 21, 2002.

(12)	Includes 20,667 shares subject to options held by Mr. Randall exercisable within 60 days of April 7, 2003.

(13)	Includes 350,000 shares subject to options held by Mr. Rush exercisable within 60 days of April 7, 2003. Mr. Rush resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on April 23, 2002.

(14)	Includes 163,468 shares subject to options held by Mr. Slee exercisable within 60 days of April 7, 2003.

(15)	Consists of 14,000 shares subject to options exercisable within 60 days of April 7, 2003. Mr. Spencer owns a 1.8% membership interest in Micro Investment but does not have voting or investment power over any shares.

(16)	Includes 89,124 shares subject to options held by Mr. Wall exercisable within 60 days of April 7, 2003.

(17)	Includes 192,971 subject to options exercisable within 60 days of April 7, 2003. Also includes 12,000 shares held indirectly by Mr. Wallace as custodian for his daughters. Mr. Wallace disclaims beneficial ownership of the shares held as custodian for his daughters.

(18)	Represents shares that may be deemed to be beneficially owned by Warburg, Pincus Equity Partners, L.P. Ms. Weatherman is a general partner of Warburg, Pincus & Co. and a managing director and member of Warburg Pincus LLC. All shares indicated as owned by Ms. Weatherman (except for the 10,000 shares subject to options) are included because of her affiliation with Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC. Ms. Weatherman disclaims beneficial ownership of all shares owned by Warburg, Pincus Equity Partners, L.P., Warburg, Pincus & Co., and Warburg Pincus LLC, except to the extent of any indirect pecuniary interest therein. Includes 10,000 shares subject to options exercisable within 60 days of April 7, 2003.

(19)	Includes directors’ and executive officers’ shares, including shares subject to options exercisable within 60 days of April 7, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 28, 2000, Abbott Laboratories and the Company entered into an agreement that superseded their previously existing August 1998 distribution agreement. The June 2000 agreement provided Abbott with exclusive rights to distribute the Company’s peripheral blood clot therapy products in the U.S. and Canada. The initial term of the agreement ran through the end of 2008, and was terminable at the Company’s option, at the end of each year from 2002 through 2007 if certain events had not occurred or if Abbott had not achieved certain performance criteria as of the preceding June 30 of each year. As of June 30, 2002, certain of those events had not occurred, and on July 28, 2002, the Company notified Abbott of the Company’s intent to terminate the distribution agreement effective December 31, 2002.

In November 1999, William McLain and George Wallace, then officers of the Company, exercised options in conformity with the Company’s 1996 Stock Incentive Plan, resulting in the issuance of 39,925 shares of the Company’s common stock to Mr. McLain and 16,705 shares of the Company’s common stock to Mr. Wallace. Mr. McLain and Mr. Wallace issued full-recourse promissory notes to the Company, each bearing an interest rate of 5.47% per annum, in the amount of $213,544 and $79,920, respectively, each collateralized by such shares of the Company’s common stock, due October 2002. In February 2001, Mr. Wallace repaid the principal and accrued interest of his note, which aggregated $85,128 at December 31, 2000. Mr. McLain resigned as Vice President—Operations on October 31, 2002. The Company is in discussion with Mr. McLain regarding the disposition of the amount due to the Company.

In April 2000, William McLain borrowed $65,307 from the Company and George Wallace borrowed $102,750 from the Company, which amounts were evidenced by full-recourse promissory notes issued to the Company by Mr. McLain and Mr. Wallace, each bearing an interest rate of 6.49% per annum. The note issued by Mr. McLain was collateralized by 39,925 shares of the Company’s common stock, and the note issued by Mr. Wallace was collateralized by 41,080 shares of the Company’s common stock. Certain interest payments on the notes were due in April of 2001 and 2002, with the remaining principal and interest was due in April 2003. In January 2001, the Company and Mr. Wallace agreed to offset incentive compensation otherwise payable to him against all of the principal and accrued interest of his note, which aggregated $107,543 at December 31, 2000. Mr. McLain resigned as Vice President—Operations on October 31, 2002. The Company is in discussion with Mr. McLain regarding the disposition of the amount due to the Company.

The Company manufactures products for sale to Sub-Q, Inc., a privately-held business whose President and Chief Executive Officer, George Wallace, is a member of the Company’s Board of Directors. Sales to Sub-Q, Inc., were $21,890 in 2000, $31,718 in 2001 and $93,375 in 2002.

On May 25, 2001, the Company entered into a securities purchase agreement with Micro Investment, whose principal investors are Warburg, Pincus Equity Partners, L.P. and The Vertical Group, which, following stockholder approval obtained at a special meeting of stockholders on July 26, 2001, resulted in Micro Investment owning 10,106,148 newly issued shares of the Company’s common stock and proceeds to the Company of approximately $56 million. The funds were furnished from the working capital of Micro Investment. The transaction consisted of a two-stage private placement. The first stage involved the sale of 1,986,615 shares of the Company’s common stock at a price of $3.75 per share, of which 1,828,679 shares were sold to Micro Investment on May 31, 2001, and 157,936 shares were sold to Micro Investment on June 19, 2001 (upon waiver of certain stockholders of their existing preemptive rights), resulting in proceeds to the Company of approximately $7.5 million before transaction costs. The second stage, which closed on July 26, 2001, involved the sale to Micro Investment of 8,119,533 shares of the Company’s common stock at a price of $6.00 per share, resulting in additional proceeds to the Company of approximately $48.7 million, before transaction costs. Upon the closing of the second stage, Micro Investment owned 50.24% of the outstanding shares of the Company’s common stock, resulting in a change in control of the Company. The closing of the second stage also resulted in a change in ownership as defined by Section 382 of the Internal Revenue Code, which resulted in a limitation, amounting to $5.8 million, on the Company’s ability to utilize its net operating loss carryforwards during any year to offset future taxable income, should the Company generate such taxable income.

Pursuant to the terms of the May 25, 2001 securities purchase agreement, for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, the Company has agreed that the number of members of its Board of Directors will not exceed seven. Micro Investment consented to an increase in the size of the Board of Directors in January 2002, at which time James Corbett was elected to the Board of Directors as its Chairman. Additionally, the May 25, 2001 securities purchase agreement obligates the Company to nominate and use its best efforts to cause to be elected and to remain as a director on the Board of Directors, (a) one person designated by Micro Investment, as long as Micro Investment owns at least 5%, but less than 10% of the outstanding shares of common stock of the Company, (b) two persons designated by Micro Investment, as long as Micro Investment owns at least 10%, but less than 20% of the outstanding shares of common stock of the Company, (c) three persons designated by Micro Investment, as long as Micro Investment owns at least 20%, but less than 30% of the outstanding shares of common stock of the Company, and (d) four persons designated by Micro Investment, as long as Micro Investment owns at least 30% of the outstanding shares of common stock of the Company. In addition, the May 25, 2001 securities purchase agreement provides that for so long as Micro Investment owns at least 10% of the outstanding shares of the Company’s common stock, at least one of the members of the Company’s Board of Directors designated by Micro Investment shall serve as a member of each committee of the Board. As of April 18, 2003, Micro Investment’s four Board of Director designees are Dale A. Spencer, Elizabeth H. Weatherman, Richard B. Emmitt and Paul Buckman. Five members of the Company’s Board of Directors directly or indirectly hold equity interests in Micro Investment. Mr. Dale A. Spencer, a director of the Company, owns a 1.8% interest in Micro Investment. Ms. Elizabeth H. Weatherman, a director of the Company, is a general partner of Warburg, Pincus & Co., the sole general partner of Warburg, Pincus Equity Partners, L.P., which, together with three affiliated entities, owns an 86.1% interest in Micro Investment. Ms. Weatherman is also a managing director and member of Warburg Pincus LLC, which manages Warburg, Pincus Equity Partners, L.P. Mr. Richard B. Emmitt, a director of the Company, is a general partner of The Vertical Group, L.P., which owns a 9.6% interest in Micro Investment. Mr. Paul Buckman, a director of the Company, owns a 0.9% interest in Micro Investment. Mr. James Corbett, the Chairman of the Board of Directors owns a 1.2% interest in Micro Investment.

Pursuant to the terms of the May 25, 2001 securities purchase agreement between the Company and Micro Investment, the Company filed a registration statement for the purpose of registering the 10,106,148 shares sold to Micro Investment under the Securities Act of 1933, as amended. The Company is obligated to keep the registration statement effective until the earlier of the date on which all of the shares are sold or can be sold by Micro Investment in any 90 day period without registration in compliance with Rule 144 under the Securities Act of 1933, as amended, without regard to the volume limitations imposed by Rule 144. If the registration statement is suspended or is otherwise not effective for more than 60 days during any 12-month period, then Micro Investment may demand and the Company shall be obligated to pay liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock for every 30 day period such suspension or non-effectiveness continues. Pursuant to the terms of the May 25, 2001 securities purchase agreement, the Company also granted Micro Investment a right to participate in future sales by the Company of its equity securities based upon the percentage ownership in the Company at the time of the sale, except in certain limited circumstances.

On September 3, 2002, the Company and Micro Investment executed a definitive securities purchase agreement pursuant to which Micro Investment agreed to lead a two-stage private placement of newly issued common stock of the Company, either as the sole or as a participating investor, for an aggregate purchase price of $30,000,000. Additional investors subsequently agreed to purchase a portion of the shares that Micro Investment had committed to purchase. The purpose of the private placement was to support the anticipated short-term working capital needs of the Company’s combined operations, and to replenish the Company’s cash reserves after the Company made the initial payment with respect to the Company’s October 2002 acquisition of German-based

Dendron GmbH, a developer and manufacturer of neurovascular focused products such as embolic coils for the treatment of brain aneurysms. The transaction consisted of a two-stage private placement. The first stage of the private placement closed on September 30, 2002, in which the Company issued 4,056,399 newly issued shares of the Company’s common stock to the investors at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $8,449,481, before transaction costs. 3,969,075 of the shares issued in the first stage were purchased by Micro Investment, and 87,324 shares in the aggregate were purchased by other investors, including Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P., as well as a director of the Company and an executive officer of the Company, as more fully described below. The second stage, which closed on February 20, 2003, involved the sale of 10,345,905 newly issued shares of the Company’s common stock at a purchase price of $2.083 per share, resulting in aggregate proceeds to the Company of $21,550,519, before transaction costs. 10,130,365 of the shares issued in the second stage were purchased by Micro Investment, and 215,540 shares in the aggregate were purchased by other investors, including an executive officer and a director of the Company, as more fully described below. Together with the 10,106,148 shares of common stock purchased by Micro Investment pursuant to the securities purchase agreement dated May 25, 2001 described above, Micro Investment currently holds 24,205,588 shares of the Company’s common stock, which as of the record date, is approximately 69.47% of the Company’s outstanding shares.

Kim Blickenstaff, a member of the Board of Directors of the Company, purchased 13,521 shares in the first stage of the private placement, and 34,486 shares in the second stage, at a price of $2.083 per share. Harold Hurwitz, the Chief Financial Officer of the Company, purchased 3,380 shares in the first stage of the private placement, and 8,622 shares in the second stage, at a price of $2.083 per share. William McLain, the former Vice President—Operations of the Company, purchased 2,816 shares in the first stage of the private placement.

Pursuant to the registration rights provisions of the securities purchase agreement dated September 3, 2002, the Company is obligated to prepare and file with the Securities and Exchange Commission, as soon as practicable after the closing of the second stage of the private placement, a registration statement for the purpose of registering under the Securities Act of 1933, all of the shares of common stock that are sold to the investors in the first and second stages of the private placement. The registration rights provisions further provide that the Company will use its reasonable efforts to cause the registration statement to become effective no later than 60 days after the Company files it with the Securities and Exchange Commission, and the Company will keep the registration statement effective until the earlier of the date on which all of the registrable securities are sold or can be sold by the holders in any 90 day period without registration in compliance with Rule 144 under the Securities Act of 1933 without regard to the volume limitations imposed by Rule 144. The registration rights provisions of the securities purchase agreement provided that if the registration statement has not been declared effective by the Securities and Exchange Commission by March 31, 2003, or if the registration statement is declared effective but is suspended or is otherwise not effective for more than 60 days during any 12-month period, then the investors may demand and the Company shall be obligated to pay liquidated damages in the amount of 2% of the aggregate purchase price paid for the shares of common stock in the first stage and second stage of the transactions contemplated under the securities purchase agreement for every 30 day period such suspension or non-effectiveness continues. As of the mailing of this proxy statement, the registration statement has not been declared effective by the Securities and Exchange Commission.

In order to satisfy the Company’s anticipated short-term working capital requirements pending the February 20, 2003 closing of the second stage of the private placement described above, the Company obtained a short-term loan on November 18, 2002, by issuing an unsecured promissory note in the principal amount of three million dollars ($3,000,000) to Micro Investment. The note was due and payable by the Company upon the earlier of (1) the demand of Micro Investment or (2) May 18, 2003. On January 8, 2003, the Company obtained a second short-term loan by issuing an unsecured promissory note in the principal amount of four million dollars ($4,000,000) to Micro Investment. The note was due and payable by the Company upon the earlier of (1) the demand of Micro Investment or (2) July 8, 2003. Both notes bore interest at the rate of ten percent (10%) per annum prior to maturity and twelve percent (12%) per annum thereafter. The loans were made by Micro Investment to provide the Company with the short-term working capital that the Company anticipated it required until the closing of the second stage of the private placement. The loans were repaid by the Company in full on February 20, 2003 through Micro Investment’s cancellation of the indebtedness and credit of the amount due under the loans towards the purchase price paid by Micro Investment in the closing of the second stage of the private placement.

In November 2001, the Company signed a sales representative agreement with ev3 International, Inc. Under the terms of the agreement, ev3 International provides product promotion, marketing, sales solicitation, inventory management, accounting, invoicing, collection and administrative services in certain countries outside the U.S. and Canada where the Company has no existing third-party distributor for its products, and distributor management services in certain countries outside the U.S. and Canada where the Company has an existing third-party distributor for its products. ev3 International’s product promotion, marketing and sales solicitation activities are performed by its sales force, the activities of which are under the direction of a committee chaired by the Company’s Vice President, Sales and Marketing. The Company pays ev3 International a fee for such services, initially amounting to 105% of ev3 International’s cost for maintaining the sales force. Under the terms of the sales representative agreement, the Company and ev3 International have established a budgeted breakeven point based on estimated sales of the Company’s products in territories served by the sales force, related cost of sales and sales force costs. Upon reaching this breakeven point during any year in which the agreement is in force, the fee to be paid by the Company to ev3 International will be adjusted, on a retrospective basis to January 1 of such year, and will be calculated as ev3 International’s cost for maintaining the sales force plus 10% of sales of the Company’s products in territories served by the sales force. The agreement with ev3 International also calls for the Company to be charged a distributor management fee of 10% of sales to third-party distributors with respect to whom ev3 International performs such services. In addition, ev3 International charges the Company a fee for all general and administrative services at an amount agreed upon by the parties at the beginning of each year of the agreement based on ev3 International’s estimated annual expenditures for such services and its estimate of the percentage of such services to be used by the Company. Fees in connection with the services performed by ev3 International as described in this paragraph for the year ended December 31, 2002, amounted to approximately $2.2 million.

In April 2002, the Company and ev3 International signed a Lease and Support Services Agreement, under which the Company provides ev3 International with office space and certain facility-related and administrative services in exchange for a fee, based on the square footage utilized by ev3 International and the Company’s budgeted facility costs.

Effective as of December 31, 2002, the Company entered into an interim arrangement whereby ev3 Inc. assumed responsibility for inventory management, customer service, and administrative tasks in connection with the sales and marketing of the Company’s peripheral vascular product line in the U.S. and Canada, which had been handled by Abbott through December 31, 2002. The agreement with ev3 Inc. calls for the Company to be charged a fee of 10% of gross end-customer sales of the applicable products in the U.S. and Canada.

Stockholders owning a majority of the common stock of ev3 Inc. are members of Micro Investment, LLC, the Company’s largest stockholder. Additionally, James Corbett, who became Chairman of the Company’s Board of Directors in January 2002 and served as the Company’s President and Chief Executive Officer from April through October 2002, is the President of ev3 International, Inc., a wholly owned subsidiary of ev3 Inc., and is Executive Vice President and a director of ev3 Inc.; Dale Spencer, a director of the Company, is a director of ev3 International and Chairman of the Board of Directors of ev3 Inc; Elizabeth Weatherman and Richard Emmitt, directors of the Company, are directors of ev3 Inc; and Paul Buckman, a director of the Company, is President, Chief Executive Officer and a director of ev3 Inc.

The Company believes that all of the transactions set forth above in this section were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties.

Effective June 1, 2002, the Company entered into an employment agreement with James Corbett, the Company’s then-President and Chief Executive Officer, who also is Chairman of the Company’s Board of Directors, President of ev3 International, Executive Vice President and a director of ev3 Inc., ev3 International’s parent company and owner of a 1.2% membership interest in Micro Investment. The Company concurrently entered into an agreement with ev3 Inc., with respect to relocation expenses for Mr. Corbett. Under the terms of both agreements, the Company agreed to pay 75% of Mr. Corbett’s relocation expenses, up to an aggregate expenditure by the Company of $352,500. The agreements also provided for the Company to make a loan to Mr. Corbett in an amount equal to the difference between an agreed-upon value of the residence from which Mr. Corbett relocated and existing obligations collateralized by the residence. The loan, amounting to $1,817,833, was made by the Company in July 10, 2002, and collateralized by the residence. The loan was repaid to the Company from the proceeds of the sale of the residence in October 2002. The terms of these agreements are described in further detail in the section above entitled “Employment and Severance Agreements.” Mr. Corbett resigned as President of the Company on September 3, 2002, upon the election of Thomas Wilder, III as President, and Mr. Corbett continued as the

Company’s Chief Executive Officer until October 31, 2002, when Mr. Wilder was named as the Company’s Chief Executive Officer. Mr. Corbett continues to serve as the Chairman of the Company’s Board of Directors.

All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

The affirmative vote of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote will be required to approve this proposal.

PricewaterhouseCoopers LLP has audited the Company’s financial statements annually since its fiscal year ended December 31, 1996. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

AUDIT FEES

The total fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s report on Form 10-KSB and the reviews of the financial statements included in the Company’s reports on Form 10-QSB, and services that are normally provided by the Company’s auditor in connection with the Company’s statutory and regulatory filings or engagements were $665,000 for the year ended December 31, 2002, and $106,000 for the year ended December 31, 2001. Included in audit fees for 2002 were fees for audits of the financial statements of Dendron GmbH for the year ended December 31, 2001 and the nine months ended September 30, 2002, for inclusion in non-recurring regulatory filings required in connection with the Company’s acquisition of Dendron. Such fees amounted to $523,000.

AUDIT-RELATED FEES

The total fees billed by the Company’s principal auditor related to the performance of the audit or review of the Company’s financial statements and are not reported under the heading “Audit Fees” above were $45,000 for the year ended December 31, 2002, and $42,000 for the year ended December 31, 2001. Such fees relate principally to technical research and consultation requested by the Company of the principal auditor in connection with the accounting and reporting treatment of certain transactions, both historical and proposed, as required by generally accepted accounting principles in the United States.

TAX FEES

The total fees billed by the Company’s principal auditor for professional services rendered by the Company’s principal auditor for tax compliance, tax advice, and tax planning were $66,000 for the year ended December 31, 2002, and $38,000 for the year ended December 31, 2001.

ALL OTHER FEES

The total fees billed by the Company’s principal auditor for all other services rendered were $54,000 for the year ended December 31, 2002, and $0 for the year ended December 31, 2001. In 2002, such services consisted of due diligence procedures performed by the principal auditor at the Company’s request in connection with the acquisition of Dendron GmbH.

The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors will require the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director under the applicable rules of The Nasdaq National Market. The Board of Directors adopted a written charter for the Audit Committee on April 25, 2000. The Company operates with a January 1 to December 31 fiscal year.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and the members of the Audit Committee are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent auditors.

The Audit Committee held seven (7) meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audits. The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors during the 2002 fiscal year and in early 2003, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. When evaluating PricewaterhouseCoopers LLP’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services. Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

Kim Blickenstaff, Chairperson

Richard Emmitt

Richard D. Randall

Dale Spencer

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2004 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 26, 2003, which is at least 120 calendar days prior to the anniversary of this year’s mailing date, in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2004 annual meeting of stockholders is March 12, 2004 (which is at least 45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2003 annual meeting of stockholders.

The Company was not notified of any stockholder proposals to be addressed at the 2003 annual meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

April 28, 2003	Thomas C. Wilder, III Chief Executive Officer and President

The Annual Report to stockholders of the Company for the fiscal year ended December 31, 2002 is being mailed concurrently with this proxy statement to all stockholders of record as of April 18, 2003. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY	MICRO THERAPEUTICS, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of the Stockholders – May 22, 2003

The undersigned hereby nominates, constitutes and appoints Thomas C. Wilder, III and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at the 2003 annual meeting of stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on May 22, 2003, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 and 2.

1.    ELECTION OF DIRECTORS:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except as marked to the contrary below)		to vote for all nominees listed below

Election of the following nominees as directors: James Corbett, Paul Buckman, Richard Emmitt, Richard D.

Randall, Dale A. Spencer, George Wallace, Elizabeth Weatherman, and Thomas C. Wilder, III.

(Instructions:To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.    RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

☐	FOR	☐	AGAINST	☐	ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

1

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

Date , 2003

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN

AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.